                                                                    EXHIBIT 99.1


NEWS                           [AIG LOGO]     AMERICAN INTERNATIONAL GROUP, INC.
                                              70 PINE STREET NEW YORK, NY 10270


Contact: Charlene Hamrah (Investment Community)
         212/770-7074

         Joe Norton (News Media)
         212/770-3144

                  AIG TO ADD TO GENERAL INSURANCE LOSS RESERVES

    COMPANY TO TAKE $1.8 BILLION NET AFTER TAX CHARGE IN FOURTH QUARTER 2002

NEW YORK, February 3, 2003 - American International Group, Inc. (AIG) announced today that it will incur a net, after tax charge of $1.8 billion in the fourth quarter of 2002 related to an increase of general insurance net loss and loss adjustment reserves. This action follows the completion of AIG's annual year-end loss reserve study.

      In discussing the reserve increase, AIG Chairman M. R. Greenberg made the following comments:

      "AIG annually reviews and assesses its general insurance loss reserves and makes necessary adjustments as required. As part of the process, we take into consideration a number of external factors such as litigation trends. Having completed our review, we confirmed that judgments and settlements reached record high levels of severity and frequency in the course of 2002, and claims increased across a number of casualty lines. As a result, AIG has decided to make additions to its general insurance loss reserves.

      "Approximately 60 percent of the reserve increase will be applied to excess casualty loss reserves, including excess workers' compensation; 25 percent to directors and officers liability; and 15 percent to other casualty, including healthcare liability.

      "Virtually all of the reserve additions related to 2002 developments pertain to accident years 1997 through 2001. Since 2000, rates have risen in these classes of business after more than a decade of erosion, and are continuing to rise in 2003.

      "Unlike the abrupt burst of the asset bubble, the liability bubble has yet to contract in our economy. The rampant rise in jury awards and a tort system in urgent need of reform are important aspects of the overall U.S. liability picture. AIG is working hard, as are others, to achieve meaningful tort reform in the current session of Congress.

      "This action does not include an asbestos reserve increase. AIG's reserves for asbestos-related claims continue to be appropriate. As previously stated, AIG's overall asbestos related liabilities are relatively small. The vast majority of asbestos and environmental claims emanate from policies written in 1984 and prior years, at a time when AIG's commercial insurance business was very small. Since 1985, standard policies issued by AIG companies have contained an absolute exclusion for asbestos and pollution related damages.

      "Overall for 2002, AIG expects to report record general insurance cash flow. AIG's shareholders' equity at year-end 2002 will exceed the record of $58 billion reported at September 30, 2002, despite the reserve charge.

                                    --more--
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AIG TO ADD TO GENERAL INSURANCE LOSS RESERVES
FEBRUARY 3, 2003
Page two

      "With more than $58 billion in capital and approximately $30 billion in general insurance loss and loss adjustment reserves, AIG's financial strength has never been more valued in the marketplace than it is today, as businesses and consumers seek to purchase insurance from the strongest companies. Our worldwide general insurance operations are market leaders, and we are well positioned to succeed in the current market environment.

      "To give some general guidance for 2003, we anticipate AIG will have a good year:

      - Our general insurance business will continue to grow, achieving record premiums both in the United States and overseas. Repeating the trend in 2002, the majority of this premium growth is expected to result from rate increases versus the assumption of additional risk exposures.

      - In January, new cash flow for investments from domestic general insurance operations reached an all-time record of over $800 million. Total cash flow for all of 2003 should substantially exceed the record level of 2002. This should have a positive impact on net investment income, even at today's low interest rate levels.

      - With the anticipated growth of earned premium in AIG's general insurance operations, general insurance loss reserves are expected, in the normal course of business, to grow between $4-5 billion in 2003.

      - Our life insurance and financial services businesses are also in excellent shape to report satisfactory results.

      - And we expect to achieve a return on equity of approximately 15 percent in 2003."

      AIG Chairman M. R. Greenberg will host a conference call on Tuesday, February 4, 2003 to discuss today's announcement. The conference call will be broadcast live over the Internet, at 8:15 a.m. EST. The audio webcast of the conference call, as well as the supporting materials attached to this press release, can be accessed at:

                               www.aigwebcast.com

      The call will be archived at the same URL through Tuesday, February 11, 2003.

      AIG will release its fourth quarter 2002 earnings on Thursday, February 13, 2003. On that date, as in recent quarters, AIG Chairman M. R. Greenberg will host a conference call for investors that also will be broadcast live over the Internet.

                                    --more--
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AIG TO ADD TO GENERAL INSURANCE LOSS RESERVES
FEBRUARY 3, 2003
Page three

                                      # # #

      AIG is the world's leading U.S.-based international insurance and financial services organization, the largest underwriter of commercial and industrial insurance in the United States, and among the top-ranked U.S. life insurers. Its member companies write a wide range of general insurance and life insurance products for commercial, institutional and individual customers through a variety of distribution channels in approximately 130 countries and jurisdictions throughout the world. AIG's global businesses also include financial services, retirement savings and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making, and consumer finance. AIG has one of the largest retirement savings businesses in the United States and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # #

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

      This press release may contain forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and its past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                    AIG CONFERENCE CALL SUPPORTING MATERIALS

Slide #1
                                GENERAL INSURANCE
                               LOSS RESERVE STUDY
                                February 3, 2003

Slide #2

                           FORWARD LOOKING STATEMENTS

     This presentation may contain forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and its past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Slide #3

                               LOSS RESERVE STUDY

- AIG will increase net loss reserves by $2.8 billion pre-tax ($1.8 billion after tax) in the fourth quarter of 2002 related to accident years 1997-2001.

-  The principal classes of business affected are:

      -- Excess Casualty

      -- D&O

Slide #4

                              ESTIMATED INCREASE IN
                           ACCIDENT YEAR LOSS RESERVES
                                 ($ in millions)

                         AY97      AY98      AY99      AY00      AY01      TOTAL
Excess
Casualty                $  200    $  400    $  400    $  400    $  300    $1,700

D&O                     $  -0-    $  100    $  300    $  100    $  100    $  600

Slide #5

                         WHY HAS AIG INCREASED RESERVES?

-  Loss cost trends in accident years 1990 through 1996 were flat to down.

- Loss costs, and the number of class action lawsuits filed, have spiked in more recent accident years due to:

   -- Irrational jury awards and liability inflation that could not have been anticipated in pricing (tort system out of control)

   -- An explosion in medical costs and related liabilities

   -- The dot.com bubble and corporate governance-related issues that have affected D&O

Slide #6

                           AIG'S LOSS RESERVE INCREASE
                                  IS NOT......

   ....indicative of changes in underwriting procedures.

   AIG has maintained its strict underwriting discipline which has led, in part, to the premium rate increases and policy form changes which have been highly publicized in the property-casualty industry.

   Since 1998, AIG has shed well over $2 billion of property-casualty insurance business that did not meet AIG's underwriting and/or pricing standards but was nonetheless written by other carriers.


Slide #7

                         ASBESTOS IS NOT AN ISSUE. WHY?

AIG:

   -- was not a large participant in the 1950's to 1970's.

   -- acted principally as a high layer excess insurer.

   -- implemented an absolute asbestos exclusion in 1985.

   -- has managed asbestos claims for over a decade by a specialized home office claims department staffed with experienced insurance, asbestos and coverage attorneys.

   -- has been proactive in resolving claims exposures.

   -- has resolved all Tier 1 accounts, for which payments are completed or reserves are established to cover future payment obligations.

Slide #8

                         ASBESTOS IS NOT AN ISSUE. WHY?
                                  -- CONTINUED

AIG:

   -- has mature claims from Tier 2 accounts that have been appropriately recognized, managed and reserved.

   -- will not be impacted as a high layer excess carrier by the vast majority of presently incoming claims arising primarily from Tier 3 and 4 accounts.

   -- faces negligible non-products asbestos exposure, with less than $4 million paid for all calendar years through 12/31/02 for this category of claim.

   -- has a stellar record of reinsurance recoveries.


Slide #9

                         ASBESTOS IS NOT AN ISSUE. WHY?
                                  -- CONTINUED

AIG:

   -- Gross paid losses have been decreasing over the past two years (2000-$398 million; 2001-$344 million; 2002-$205 million).

   -- Net asbestos reserves are approximately $400 million at 12/31/02
      (approximately 1.3% of total net reserves; 0.7% of stockholders' equity).


Slide #10

                             GROSS ASBESTOS RESERVES
                                 AS OF 12/31/02
                                 ($ in millions)

Buyout Agreement Reserves                                     $  100
Coverage in Place Agreement Reserves                             350
Reserves on claims other than those subject to
   Buyout or Coverage in Place Settlement
   Agreements                                                    125
Assumed Reinsurance Reserves                                      25
IBNR                                                             700
                                                              ------
   Total                                                      $1,300
                                                              ======

Slide #11

                             GROSS ASBESTOS PAYMENTS
                            DURING CALENDAR YEAR 2002
                                 ($ in millions)

Payments under Buyout Agreements                         $  0
Payments under Coverage in Place Agreements               123
Payments for claims not under Buyout or
   Coverage in Place Agreements                            80
Assumed Reinsurance Payments                                2
                                                         ----
   Total                                                 $205
                                                         ====


Slide #12

                      FINANCIAL IMPACT OF RESERVE INCREASE
                                 ($ in billions)

Gross                                                     $  3.5
Ceded to unaffiliated reinsurers                            (0.7)
                                                          ------
   Net to AIG (pre-tax)                                   $  2.8
                                                          ======
   Net to AIG (after-tax)                                 $  1.8
                                                          ======


Slide #13

                                 PREMIUM GROWTH:
                                RATE VS. EXPOSURE

- Domestic Brokerage Group's 2002 net written premium growth is approximately 38% in 2002.

- Rate increases in traditional risk transfer business account for over 90% of the increase, exclusive of significant beneficial changes in policy forms, terms, and conditions.

-  For example, average rates were up in 2002:

   -- 46% at American Home

   -- 68% at National Union

   -- 59% at Lexington

-  Strong rate increases continue in 2003.


End of Presentation